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EXHIBIT
10.3 EMPLOYEE AGREEMENT -- CHRISTINA LEE




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                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (this "Agreement"), is by and between ExpiDoc.com, Inc. (the "Company"), and Christina Lee, an individual ("Employee").

                                    RECITALS

     A. Company is engaged in the business of operating a notary signing service for mortgage companies.

     B. Company desires to employ Employee as its Vice President and Employee desires to accept this employment subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto hereby agree as follows:

                                    AGREEMENT

1. Term and Duties. Company hereby employs Employee as President for a term of seven (7) years commencing on the effective date indicated above. Employee shall use his abilities to manage the affairs of the company with the approval of the board of directors.

2. It is understood that Employee's employment hereunder shall be on a part-time basis and Employee shall devote such time and attention to the business of Employer as shall be required to perform the required services and duties, as directed by board of directors.

3. Compensation. Employee shall receive no salary in connection with this agreement. Employee shall be reimbursed for all expenses reasonably arising from the operations of Employer. Additional consideration is outlined in Exhibit B-1.

4.   Disability of Employee.

     a. Employee shall be considered disabled if, due to illness or injury, either physical or mental, Employee is unable to perform Employee's customary duties as an employee of Company for more than thirty (30) days in the aggregate out of a period of twelve (12) consecutive months. The determination that Employee is disabled shall be made by the Company, based in part upon a physician's certification from a physician selected by the Company and reasonably satisfactory to Employee. Employee agrees to timely submit to any required medical or other examination.

     b. If Employee is determined to be disabled, Company shall have the option to terminate this Agreement in its entirety upon fourteen (14) days' written notice to Employee stating the date of termination, which date may be any time selected by Company, but after the date of the notice.

5.   Termination.

     a. Employee shall be employed for a term commencing on the Effective Date and ending seven (7) years thereafter. Thereafter, the employment term shall continue on an at will basis until terminated at the option of either party upon thirty (30) days' prior written notice.

     b. Employee shall only be terminable prior to the termination of this seven year term in the event Company is able to prove in a court of competent jurisdiction that Employee has taken intentional unlawful acts which were intended to materially and adversely effect the operations of Employer.

6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto their respective devisees, legatees, heirs, legal representatives, successors, and permitted assigns. The preceding sentence shall not affect any restriction on assignment set forth elsewhere in this Agreement.

7. Notices. Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, if hand delivered, or forty-eight (48) hours after deposit in the United States mail, postage prepaid, and sent certified or registered mail, return receipt requested, correctly addressed to the addresses of the parties indicated in the signature page of this Agreement.


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8.   Assignment. Subject to all other provisions of this Agreement, any attempt to assign or transfer this Agreement or any of the rights conferred hereby, by judicial process or otherwise, to any person, firm, Company, or corporation without the prior written consent of the other party, shall be invalid, and may, at the option of such other party, result in an incurable event of default resulting in termination of this Agreement and all rights hereby conferred.

9. Entire Agreement. Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

10. Severability. If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

12. Modification. No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

13. Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

14. Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

15. Not for the Benefit of Creditors or Third Parties. The provisions of this Agreement are intended only for the regulation of relations among the parties. This Agreement is not intended for the benefit of creditors of the parties or other third parties and no rights are granted to creditors of the parties or other third parties under this Agreement. Under no circumstances shall any third party, who is a minor, be deemed to have accepted, adopted, or acted in reliance upon this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

        "Company"                   "Employee"

EXPIDOC.COM, INC.                 CHRISTINA LEE
By       /s/ Tony Tseng         /s/ Christina Lee
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Its:       President
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